LYNNE BARRY DOLAN
                       ATTORNEY AT LAW
                    50 SOUTH MAIN STREET
              PROVIDENCE, RHODE ISLAND   02903

PHONE: (401)421-1150                  email:lbdolan@gateway.net
FAX:   (401)521-4080


                                    August 1, 2000

A.T. Cross Company
One Albion Road
Lincoln, Rhode Island  02865

Re:  Registration Statement on Form S-8/Omnibus Incentive Plan

Dear A.T. Cross Company:

    I have acted as counsel to A.T. Cross Company, a Rhode Island corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission relating to 1,100,000 shares of the Company's Class A Common Stock, par value $1.00 per share (the "Common Shares"), to be issued pursuant to the A.T. Cross Company Omnibus Incentive Plan (the "Plan").

    In connection with this opinion, I have examined the Company's Articles of Incorporation, as amended, the bylaws of the Company, as amended, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Shares, the Plan and such other instruments and documents as I have deemed relevant under the circumstances.

    In making the aforesaid examination, I have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. I have also assumed that the corporate records furnished to us by the Company include all corporate proceedings regarding the issuance of the Common Shares taken by the Company to date.

    Based upon and subject to the foregoing, I am of the opinion that the Common Shares which may be issued under the Plan have been duly authorized, and when issued in accordance with the terms of the Plan will be validly issued, fully paid and non-assessable.

    I hereby consent to the use of this opinion as herein set forth as an exhibit to the Registration Statement. This opinion is rendered to you in connection with the Registration Statement, and except as consented to in the preceding sentence, may not be relied upon or furnished to any other person in any context. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       Very truly yours,

                                       LYNNE BARRY DOLAN, ESQ.
                                       Lynne Barry Dolan, Esq.




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